UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2017

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert Censullo and Wireless Telecom Group, Inc. (the “Company”) have agreed that Mr. Censullo will leave the Company effective March 31, 2017. Mr. Censullo is currently serving as the Company’s Corporate Controller and has agreed to assist in the transition of his duties from now until March 31, 2017. During such period, he will continue to report to the Company’s Chief Financial Officer. Mr. Censullo’s departure is not the result of any disagreement with management.

The Company and Mr. Censullo entered into a Confidential Separation Agreement and General Release, dated February 9, 2017, (the “Separation Agreement”). Pursuant to the Separation Agreement, (i) the Company will pay Mr. Censullo six months continuing salary beginning with the Company’s first payroll in April 2017 and ending September 30, 2017, (ii) the Company will reimburse Mr. Censullo for one month of COBRA healthcare continuation and (iii) Mr. Censullo has provided a standard release of the Company from claims arising from his employment and/or the termination thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.
Date: February 9, 2017	By:	/s/ Timothy Whelan
Timothy Whelan Chief Executive Officer and Director